Exhibit 99.1
For Immediate Release

MAXUS  TECHNOLOGY   CORPORATION  ANNOUNCES  SENIOR  LEADERSHIP  CHANGES  COMPANY
STRENGTHENS MANAGEMENT TEAM


MORGAN HILL, CALIFORNIA--October X, 2004, Maxus Technology Corporation, (OTC BB:
MXUS) a leading provider of eWaste and Asset Recovery solutions, today announced the appointment of a new Chief Executive Officer and member of the company's Board of Directors. Patrick Mulvey has been appointed by the board of directors and accepted the position of Chief Executive Officer, while the current CEO David Smith has resigned from the position of CEO citing personal reasons, but will remain as a consultant to the company.

The new CEO and Director is being appointed as an integral part of an organizational strategy that reflects Maxus's focus on becoming the leading provider of eWaste and Asset Recovery solutions to a rapidly expanding customer base. Maxus Technology is moving aggressively to make the transition from a developmental stage organization to an operational company, with a renewed focus on sales and services expansion. The company intends to focus its efforts where they are believed to provide the highest near term value to its customers, employees and shareholders. The new team will work together to refine Maxus's corporate strategy, vision and mission and to insure the effective implementation of those "next generation" plans.

The Board of Directors stated, "The entire Maxus Technology organization thanks David for his service and we all wish him well." Patrick Mulvey is a seasoned 20-year senior level, Fortune 500 executive ( FEDEX, GE and Cablevision Systems) who will assume the responsibility for the daily strategic direction of Maxus Technology. In an address to the executive team and board, Mr. Mulvey stated, "Maxus Technology has established an important beachhead over the past ten years in the exciting and rapidly growing eWaste and Asset Recovery market. The Maxus team is well positioned to expand and succeed with a seasoned operational team and a deep set of eWaste products and services for our customers and service providers."

James Ross, CFO Maxus Technology concluded, "We are very pleased to be working side-by-side with Patrick. His insights and experience will be invaluable. Moreover, his financial acumen and experience in operations in a variety of premier service companies uniquely qualify him to help the Company execute going forward. We look forward to his help in building Maxus Technology into an industry leader."

About Maxus Technology Corporation
----------------------------------

Maxus Technology Inc. was founded in 1994 as an asset recovery expert for the telecom industry and was an early pioneer in the pre-owned technology marketplace. In the last 10 years of serving customers worldwide, we have developed in-depth asset recovery and eWaste expertise, extensive supply-and sell-side networks. Maxus has an international sourcing network enabling us to secure in-demand products. Maxus customers have come to rely on us for providing low-cost, high-quality alternatives to new products. In a fragmented market crowded with small, unsophisticated operations, Maxus continues to remain a trusted and respected resource.

Maxus has its executive offices at 18300 Sutter Boulevard, Morgan Hill, CA 95037 and its telephone number is 1.408.782.2005. For additional information please contact: (416) 867-8276 Todd Heinzl, Investor Relations Officer or by emailing investors@Maxustech.com.

NOTE TO EDITORS: If you would like additional information on Maxus Technology Corporation, please view the Maxus Technology Corporation Enigma Software Group at www.Maxustech.com.



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Technology Inc. that constitute  forward-looking  statements for purposes of the
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